CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated March 29, 2002, on the financial statements of Vertica Software, Inc. as of December 31, 2001 and 2000 and for the period January 1, 1996 (inception) through December 31, 2001, included in this Annual Report on Form 10-KSB in the Registration Statement on Form S-8 (File No. 333-56264) filed on February 27, 2001, pertaining to Vertica Software, Inc.'s 2000 Equity Incentive Plan.



/s/ Randolph Scott & Company
    Certified Public Accountants, Inc.